UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2011

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On August 12, 2011, Energy Composites Corporation (“we,” “us,” or “our”) executed a stock purchase agreement (the “Stock Purchase Agreement”) for the sale of our wholly-owned subsidiary, ECC Corrosion, Inc.(“ECC-C”), to Jamie Lee Mancl and Jennifer Lynn Mancl and entities affiliated with the them (collectively, the “Mancls”) in exchange for the Mancls’ shares of our common stock.  We intend to cancel these shares after completion of the proposed transaction.

Jamie Lee Mancl and Jennifer Lynn Mancl are officers and directors of both us and ECC-C and currently own beneficially approximately 51.3% of the outstanding shares.

Completion of the transaction is conditioned upon several items, including approval of the transaction by our shareholders and obtaining a release of our guarantee on the debt owed by ECC-C to its primary lender.  We will proceed to file a preliminary information statement with the Securities and Exchange Commission as soon as possible.

The foregoing description of the Stock Purchase Agreement is intended to summarize, and is qualified in its entirety by reference to, the terms and conditions of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Stock Purchase Agreement dated August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
August 18, 2011	By: /s/ Jamie Lee Mancl
Jamie Lee Mancl
President

Exhibit Index

Regulation S-K Number	Document
10.1	Stock Purchase Agreement dated August 12, 2011